EXHIBIT 4.3

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We have issued our report dated July 11, 2000 on the statement of condition and related bond portfolio of Van Kampen Focus Portfolios, Municipal Series 335 as of July 11, 2000 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants" in Prospectus Part II.




                                                          GRANT THORNTON LLP

Chicago, Illinois
July 11, 2000